UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 12, 2025

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Sono Group N.V.
(Exact name of registrant as specified in its charter)

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The Netherlands (State or other jurisdiction of incorporation)	001-41066 (Commission File Number)	98-1828632 (IRS Employer Identification No.)

Waldmeisterstrasse 93, Munich, Germany	80935
(Address of principal executive offices)	(Zip Code)

+49 (0)89 4520 5818

(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information under Item 3.02 below is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 3.02 below is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on December 30, 2024, Sono Group N.V. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with YA II PN, Ltd. (“Yorkville”), pursuant to which the Company agreed to sell and issue to Yorkville a new convertible debenture (the “Debenture”) in the aggregate principal amount of $5,000,000 subject to certain conditions and limitations, including the Company’s receipt of notice from Nasdaq that the Company has met all the applicable requirements for listing of the Company’s ordinary shares (the “Ordinary Shares”) on the Nasdaq Capital Market.

On February 12, 2025, the Company and Yorkville entered into an Omnibus Amendment to Transaction Documents (the “Omnibus Amendment”) pursuant to which the parties agreed to modify the terms of the Securities Purchase Agreement to, among other things, (i) provide for an immediate advance of $1,000,000 of the $5,000,000 in the form of a $1,000,000 secured convertible debenture (the “Advance Debenture”) and (ii) extend the termination date with respect to the obligations of Yorkville under the Securities Purchase Agreement from January 15, 2025 to February 28, 2025.

The Advance Debenture will mature on February 12, 2026. Further, interest accrues on the outstanding principal balance of the Advance Debenture at an annual rate of 12%, which will increase to an annual rate of 18% upon an Event of Default (as defined in the Advance Debenture) for so long as such Event of Default remains uncured. Yorkville will have the right to convert the Advance Debenture into Ordinary Shares of the Company at the lower of (i) a price per Ordinary Share equal to $18.75 or (ii) 85% of the lowest daily volume weighted average price of the Ordinary Shares during the seven consecutive trading days immediately preceding the conversion date or other date of determination (the “Variable Conversion Date”); provided that the Variable Conversion Date may not be lower than the Floor Price (as defined in the Advance Debenture) then in effect and the nominal value of one Ordinary Share. Net proceeds to the Company from the Advance Debenture were $1,000,000.

Sono Group N.V. continues to work with Nasdaq to respond to their questions and work toward meeting all the requirements for uplisting to the Nasdaq Capital Market.

The foregoing description of the Advance Debenture and Omnibus Amendment does not purport to be complete and is qualified in its entirety by the terms of the Advance Debenture and Omnibus Amendment, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit	Description of Exhibit

10.1	Secured Convertible Debenture dated February 12, 2025

10.2	Omnibus Amendment to Transaction Documents

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sono Group N.V.

	By	/s/ George O'Leary
		Name:	George O'Leary
		Title:	Managing Director
Date: February 13, 2025